IONATRON ACQUIRES NORTH STAR RESEARCH

      Tucson, Arizona:- September 20, 2004 - Ionatron, Inc., a next generation controlled energy technology company (OTCBB: IOTN.BB), today announced it acquired substantially all of the assets of North Star Research Corporation, a company engaged in the business of designing and manufacturing a broad range of high voltage equipment for the defense, aerospace, semi-conductor, , and medical industries.

      As consideration for North Star's assets, Ionatron paid $700,000, issued 199,063 shares of Ionatron common stock and assumed liabilities for warranty claims against the purchased assets in an amount not to exceed $35,000.

      "We have been working closely with North Star to develop and manufacture the electrical sources for our Laser Induced Plasma Channel (LIPC) directed energy guided electrical products. Based on this relationship, and the reputation that North Star has established for building novel electrical sources for Government customers, we determined that North Star represented a strategic acquisition for Ionatron. North Star is a profitable company that has been in business for over 15 years and currently has annual revenues of approximately $2.9 million. North Star provides us with control over the required technical expertise to manufacture our high voltage transformers for our LIPC products in volume, protection of our intellectual property and patent position in this area, and enhances our research and development capabilities. North Star has some novel patented power supply technology that we believe is adaptable to commercial markets. We plan to expand those efforts and capitalize on the North Star intellectual property and unique power supply design by bringing those products to market," stated Thomas Dearmin, Chief Executive Officer and President.

      North Star is located in Albuquerque, New Mexico and will remain in its present location. North Star is strategically located to support its ongoing contracts with the Air Force at Kirtland AFB, Sandia National Laboratory and Los Alamos National Laboratory, all located in New Mexico. Richard Adler, North Star's founder and principal shareholder, will be relocating to Tucson, Arizona and will become the Senior Scientist for Electrical Research and Development at Ionatron.

ABOUT IONATRON

      Ionatron develops and markets Directed Energy Weapon technology products initially for sale to the U.S. Government. The goal of the Company is to produce products that incorporate our technology initially for specific U.S. Government customer applications and platforms. Ionatron and the U.S. Government have entered into several contracts for products and services as well as Cooperative Research and Development Agreements for joint research on LIPC based directed energy weapons. We expect to offer U.S. Government approved versions of our products for commercial security applications in the future. During 2003 and 2002, the Company engaged in research and development and business development activities. Ionatron has demonstrated its laser guided man-made lightning directed energy technology in the laboratory and now has government contracts for effects testing, compact laser source development and the delivery of a system on a mobile platform for field demonstration and testing. We are a new


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technology company working under contracts with agencies of the U.S.  Government concerned with national security that has developed and demonstrated in our laboratory a novel internally developed directed energy weapon technology called LIPC, our technology controls and directs electrical energy down a laser created plasma channel to a specific target. Our business strategy is to continue long-term development of the technology for multiple national security and defense applications, as well as to in parallel develop, applications in other commercial sectors. Many short-term military applications have been already
demonstrated   to  our   customers.   Our  immediate   plan  is  to  manufacture
transportable demonstrators for those applications for various U.S. Government organizations, in order to demonstrate the field utility of the technology.

      "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

      Certain   statements   contained   in   this   News   Release   constitute
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any futures results, performance or achievements expressed or implied by such forward-looking statements.

      Such factors include, but are not limited to: the risks of uncertainty of patent protection; the risks of uncertainty of strategic alliances; the risk and uncertainty of management tenure; the impact of third-party suppliers' manufacturing constraints or difficulties; management's ability to achieve business performance objectives, market acceptance of, and demand for, the Company's products, and resulting revenues; development of technology and manufacturing capabilities; impact of competitive products and pricing; litigation and other risks detailed in the company's filings with the Securities and Exchange Commission. The words "looking forward," "believe," "demonstrate," "intend," "expect," "estimate," "anticipate," "likely" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Ionatron undertakes no obligation to update any forward-looking statements contained in this news release.